Form of BLUE Proxy CardCharles & Colvard, Ltd. Proxy Card for Annual Meeting of Shareholders (the "Annual Meeting")

THIS PROXY SOLICITATION IS BEING MADE BY

RIVERSTYX CAPITAL MANAGEMENT, LLC

RIVERSTYX FUND, LP

RIVERSTYX FUND GP, LLC

BENJAMIN O. FRANKLIN IV

MICHAEL R. LEVIN

LLOYD M. SEMS

THE BOARD OF DIRECTORS (THE "BOARD") OF CHARLES & COLVARD, LTD. IS NOT SOLICITING THIS PROXY

The undersigned appoints [__], [__] and John Grau and each of them, attorneys and agents with full power of substitution to vote all shares of Charles & Colvard, Ltd., a North Carolina corporation (the "Company"), that the undersigned would be entitled to vote at the Annual Meeting, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority, subject to applicable law, as to any and all other matters that may properly come before the meeting or any adjournment, postponement, or substitution thereof that are unknown to us a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

With respect to Proposal 1, if this proxy is signed, dated and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted "FOR ALL" of the nominees in Proposal 1 (the "Nominees"). In voting this proxy card, you will only be able to vote on all of the five director seats up for election that will be voted on by the holders of common shares of the Company. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

INSTRUCTIONS: FILL IN VOTING BOXES "" IN BLACK OR BLUE INK

*Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against the proposals below.

We recommend that you vote "FOR ALL" of the Nominees in Proposal 1:

Proposal 1(a) - Election at the Annual Meeting of the individuals nominated by Riverstyx.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.